UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5600 Tennyson Parkway, Suite 190, Plano Texas 75024
(Address of Principal Executive Offices)

(972) 294-7116
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Conversion of Secured Promissory Note with John and Mark Family Limited Partnership

On June 30, 2013, U.S. Rare Earths, Inc. (or the “Company”) entered into a Secured Promissory Note with John and Mark Family Limited Partnership, a Texas Limited Partnership affiliated John Victor Lattimore, Jr., Chairman of the Company’s Board of Directors pursuant to which the Company agreed to issue a Note for $100,000 at 5%. The Note was due December 31, 2013.

On August 22, 2013, the Partnership converted this Note into 66,667 shares of the Company’s restricted common stock at $1.50 per share. In addition, the Partnership and other entities of John Victor Lattimore, Jr. signed a Release of Mortgage and cancelled all security related to mineral claims, real properties, fixed assets, inventory and accounts receivable of the Company.

The foregoing description of the Conversion of Secured Promissory Note is qualified in its entirety by reference to the complete terms and conditions of the Conversion of Secured Convertible Promissory Note, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
10.1	Notice of Conversion of Secured Promissory Note by and between U.S. Rare Earths, Inc. and John and Mark Family Limited Partnership dated August 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

Date: August 28, 2013	By:	/s/ Kevin Cassidy
Name: Kevin Cassidy
Title: Chief Executive Officer

 Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
10.1	Notice of Conversion of Secured Promissory Note by and between U.S. Rare Earths, Inc. and John and Mark Family Limited Partnership dated August 22, 2013.